SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 16, 1999
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                                SCANA Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       South Carolina                 1-8809                     57-0784499
----------------------------      --------------             -------------------
(State of Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)


                                1426 Main Street
                         Columbia, South Carolina 29201
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


                                 (803) 217-9000
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

     On February 16, 1999, SCANA Corporation, a South Carolina corporation (the "Company"), Public Service Company of North Carolina, Incorporated, a North Carolina corporation ("PSNC"), New Sub I, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company ("New Sub I"), and New Sub II, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company ("New Sub II"), entered into an Agreement and Plan of Merger, dated as of February 16, 1999 (the "Merger Agreement") providing for merger transactions among the Company, PSNC, New Sub I and New Sub II. The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

     Pursuant to the Merger Agreement, (i) New Sub I will merge with and into the Company with the Company being the surviving corporation (the "First Merger"), and immediately thereafter, (ii) PSNC will merge with and into New Sub II (the "Second Merger", and together with the First Merger, the "Mergers"), with New Sub II surviving as a wholly-owned subsidiary of the Company. The Mergers, which were approved by the boards of directors of both the Company and PSNC, are expected to occur shortly after all of the conditions to the consummation of the Mergers, including the receipt of certain regulatory approvals, are met or waived. The regulatory approval process is expected to be completed by the end of 1999. If the approval of the SEC under the Public Utility Holding Company Act of 1935, as amended, has not been obtained by April 30, 2000, then the form of the Second Merger will be revised to provide for the merger of PSNC into the Company's utility subsidiary, South Carolina Electric & Gas Company ("SCE&G") with SCE&G surviving as a wholly-owned subsidiary of the Company (the "Alternative Second Merger") and the parties will amend the terms of the Merger Agreement to make them consistent with the Alternative Second Merger.

     Under the terms of the Merger Agreement, each holder of PSNC's common stock together with associated purchase rights, other than PSNC or any wholly-owned subsidiary of PSNC or the Company or any wholly-owned subsidiary of the Company, will receive either (i) $33.00 in cash for each share held by such holder (the "PSNC Cash Consideration"), (ii) a number of shares of the Company's common stock equal to the PSNC Exchange Ratio (as defined below) for each share held by such holder (the "PSNC Stock Consideration"), or (iii) a combination of PSNC Cash Consideration and PSNC Stock Consideration in respect of each share held by such holder. Each holder of PSNC common stock may elect to receive PSNC Cash Consideration for their shares, subject to certain limitations.

     The PSNC Exchange Ratio will be equal to $33.00 divided by either (i) the average of the closing prices of the Company common stock for each of the 20 consecutive trading days in the period ending on the deadline for electing the form of consideration (the "Average Price") if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of the Company common stock is greater than $32.40, in which case the PSNC Exchange Ratio will equal 1.02 or (iii) $22.75 if the Average Price of the Company common stock is less than $22.75, in which case the PSNC Exchange Ratio will equal 1.45.

     The PSNC Cash Consideration will represent a maximum of 50% of the total consideration received by PSNC's shareholders, subject to adjustments (i) for cash paid to holders of PSNC options and (ii) if necessary, to obtain favorable tax treatment for shareholders of PSNC who receive Company common stock in the Second Merger. In the event that shareholders of PSNC elect to receive more than such amount of cash, the cash will be proportionately allocated among those shareholders who have elected to receive cash.

     Under the terms of the Merger Agreement, each holder of the Company's common stock other than the Company or any wholly-owned subsidiary of the Company or PSNC or any wholly-owned subsidiary of PSNC, will receive either (i) $30.00 in cash for each share held by such holder (the "Company Cash Consideration") or (ii) one fully paid and non-assessable share of Company common stock for each share held by such holder (the "Company Stock Consideration", and together with the Company Cash Consideration, the "Company Merger Consideration"). The Company will allocate $700 million in cash for payment to PSNC shareholders and Company shareholders under the election process. Dependent on the amount of cash elected by the shareholders of PSNC, a minimum of approximately $350 million and a maximum of $700 million will be allocated to the Company shareholders who elect cash. If shareholders of the Company fail to elect to receive all of the cash allocated to them, cash will be allocated among the Company shareholders who have elected to receive Company common stock. If shareholders of the Company fail to elect to receive all of the shares of Company common stock allocated to them, the shares will be proportionately allocated among those who have elected to receive cash, other than (i) holders of less than 100 shares of Company common stock or (ii) holders who elect to receive Company Stock Consideration in respect of less than 100 shares of Company common stock, each of whom may receive cash in any event.

     The Mergers are expected to be tax-free to stockholders of PSNC and the Company to the extent that they receive shares of the Company common stock, and any cash received is expected to be taxed as capital gain.

     In conjunction with the Mergers, the Company announced that its Board of Directors has decided to adopt a common stock dividend policy to bring the Company's dividend payout ratio more in line with that of growth-oriented utilities.

     The Company's Board declared a dividend of 38 1/2 cents per share of common stock for the first quarter of 1999, unchanged from the previous quarterly rate. The dividend is payable April 1, 1999 to holders of record at the close of business on March 10, 1999.

     For the future, the Company's Board revised the dividend policy to reflect a dividend payout ratio of between 50 percent and 55 percent to be in line with growth-oriented utilities as opposed to the current payout ratio of 70 percent to 75 percent. Under the new policy, the Board anticipates declaring the current dividend of 38 1/2 cents per share payable July 1, 1999 and reducing the dividend to 27 1/2 cents per share, effective with the dividend to be paid thereafter. This action would make the Company's indicated annual dividend rate on common stock $1.10 per share. Based on 1998 earnings of $2.12 per share, this would equate to a 52 percent payout ratio. It is expected that the Board will review the common stock dividend on an annual basis.

     The Board of Directors of the Company has received an opinion from its investment banker, PaineWebber Incorporated, to the effect that, as of the date of the Merger Agreement, the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the holders of Company common stock.

     The Mergers are subject to certain customary closing conditions, including without limitation, (i) the receipt of the required approval of the Company's shareholders by an affirmative vote of two-thirds of the outstanding Company common stock and of the PSNC shareholders by an affirmative vote of a majority of the outstanding PSNC common stock, (ii) the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the approval of certain state utility regulators, all necessary approvals of the Securities and Exchange Commission (the "SEC") under the Public Utility Holding Company Act of 1935, as amended and (iii) the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. In addition, the Mergers are conditioned upon the effectiveness of a joint proxy/ registration statement to be filed with respect to the Company common stock to be issued pursuant to the Mergers and to solicit shareholder votes for approval of the Mergers. (See Article VIII of the Merger Agreement.) Stockholder meetings to vote upon the Mergers will be convened as soon as practicable.

     The Merger Agreement contains certain covenants of the parties pending the consummation of the Mergers. Generally, the parties must carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill. In addition, PSNC's conduct is limited with respect to, among other things, payment of dividends; issuance of securities; amendment of charter and bylaws; acquisitions; dispositions; investments in joint ventures; capital expenditures; incurrence of indebtedness; entrance into or amendment of employee compensation and benefit plans; affiliate transactions; rate matters; gas transmission and storage; contracts; and discharge of liabilities. The Company's conduct is limited with respect to, among other things, payment of dividends, acquisitions and conduct of business of New Sub I and New Sub II. (See Article VI of the Merger Agreement.)

     The Merger Agreement provides that, after the effectiveness of the Mergers, the corporate headquarters of the surviving corporation in the Second Merger will be located in Columbia, South Carolina. The Company will have three new directors appointed to its board, one of whom will be Charles E. Zeigler, Jr., the current Chairman, President and Chief Executive Officer of PSNC, the other two of whom will be appointed from the current board of directors of PSNC with one appointment being nominated by PSNC and one by the Company. The Company will create a three person Office of the Chairman whose members will be (i) Mr. Zeigler, (ii) the chairman, president and chief operating officer of the Company and (iii) the President of SCE&G. (See Article VII of the Merger Agreement.)

     The Merger Agreement prevents PSNC, its subsidiaries and its representatives from soliciting, initiating or encouraging (including by way of furnishing information), or taking any other action designed to facilitate any inquiries or the making of any offer or proposal, or engaging in negotiations with, or providing any confidential information to, any third party relating to an Acquisition Proposal to PSNC or any of its material subsidiaries (an "Acquisition Proposal" as defined in Section 7.10 of the Merger Agreement) and requires PSNC to immediately cease any existing activities discussions or negotiations with any parties with respect to an Acquisition Proposal and to notify the Company of any inquiries relating to an Acquisition Proposal, unless prior to PSNC's shareholder approval, (i) PSNC's Board of Directors determines in good faith, based on the advice of outside legal counsel regarding such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the PSNC shareholders under applicable law; (ii) the Board concludes, in good faith after consultation with its financial advisors, that the third party making such Acquisition Proposal will have adequate sources of financing to consummate such proposal and that such proposal, if consummated as proposed, would be more favorable to shareholders of PSNC than the Mergers; and (iii) prior to furnishing any nonpublic information or entering into negotiations with or accepting such Acquisition Proposal, PSNC promptly notifies the Company of such furnishing of information or negotiations and enters into a confidentiality agreement with such third party. In this situation and if certain other conditions are met, PSNC may terminate the Merger Agreement. (See Articles VII and IX of the Merger Agreement.)

     The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the Boards of Directors of PSNC and the Company; (ii) by either party if the Mergers are not consummated within 15 months from the date of the Merger Agreement (the "Initial Termination Date"), provided, that if the parties are otherwise ready to close but certain statutory approvals have not yet been obtained, then the Initial Termination Date shall be extended to the date that is 21 months from the date of the Merger Agreement;
(iii) by either party if either PSNC's or the Company's stockholder approval is not obtained; (iv) by either party if any law, order, rule or regulation makes the Mergers illegal or any order or injunction permanently prohibits the Mergers; (v) by a non-breaching party if a breach of any representation, warranty or covenant contained in the Merger Agreement that results in a material adverse effect occurs and is not cured within 20 business days of written notice, or (vi) by either party if the board of the other party has withdrawn its approval of the Merger Agreement or its recommendation to its shareholders. Furthermore, the Merger Agreement may be terminated by PSNC if PSNC becomes the target of a third-party Acquisition Proposal and the PSNC Board determines in good faith, based upon the advice of outside legal counsel regarding such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to terminate the Merger Agreement in order to act in a manner consistent with its fiduciary duties, and concludes in good faith, after consultation with its financial advisors, that such third party will have adequate sources of financing to consummate such acquisition and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the shareholders of PSNC than the Mergers, provided, that prior to any such termination, PSNC must provide the Company with proper notice and a reasonable opportunity to adjust the terms of the Merger Agreement so as to enable PSNC to proceed with the Mergers and to negotiate in good faith with the Company with respect to any such adjustments. (See Articles VII and IX of the Merger Agreement.)

     The Merger Agreement provides that if a material breach (whether or not willful) of any representation, warranty, covenant or agreement contained in the Merger Agreement occurs or if the Board of either party withdraws its approval or recommendation of the Merger Agreement to its shareholders, then the non-breaching party is entitled to reimbursement of its out-of-pocket expenses and fees, not to exceed a total of $5 million. Each party will also retain its remedies at law and in equity, (which shall not be limited to $5 million), provided, that in the event of a willful breach of the Merger Agreement by one party, the amount to be recovered by the non-breaching party shall be no less than $28 million. A termination fee of $28 million (minus any amounts as may have been previously paid to the Company for out-of-pocket expenses) will be payable by PSNC to the Company if (i) the Merger Agreement is terminated by PSNC because PSNC became the target of an Acquisition Proposal and PSNC's Board determined that termination was necessary in order to satisfy the Board's fiduciary obligations to its shareholders, as described in more detail above or
(ii) at the time of termination PSNC has received an Acquisition Proposal and a transaction is consummated with the party making such proposal (or an affiliate of such party) within two years of PSNC's termination, and the Merger Agreement is terminated (x) by PSNC or the Company as a result of PSNC shareholders' approval not being obtained or (y) by the Company as a result of a breach of any representation, warranty or covenant of PSNC which has not been cured. (See
Article IX of the Merger Agreement.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

         10.1 Agreement and Plan of Merger, dated as of February 16, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation, New Sub I, Inc. and New Sub II, Inc.

         99.1 Press Release of Public Service Company of North Carolina, Incorporated and SCANA Corporation issued February 17, 1999.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 1999

                                                 SCANA Corporation


                                                 By:  /s/ H. Thomas Arthur
                                                      -------------------------
                                                      Senior Vice President and
                                                      General Counsel


                                  Exhibit Index

Exhibit   Description
-------   -----------
10.1 Agreement and Plan of Merger, dated as of February 16, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation, New Sub I, Inc. and New Sub II, Inc.

99.1      Press   Release  of  Public   Service   Company  of  North   Carolina,
          Incorporated and SCANA Corporation issued February 17, 1999.